--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549

                                    FORM 8-K/A

                                 AMENDMENT NO. 1
                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) July 30, 1997

                                    VDI MEDIA
              (Exact Name of Registrant as Specified in its Charter)

       California                     0-21917                 95-4272619
(State or Other Jurisdiction        (Commission         (I.R.S. Identification)
   of Incorporation)                File Number)

       6200 Sunset Boulevard
       Hollywood, California                                     90028
(Address of Principal Executive Offices)                       (Zip Code)

                                 (213) 957-5500
               Registrant's telephone number, including area code


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   The undersigned registrant (the "Registrant") hereby amends the following items of its Current Report on Form 8-K dated July 30, 1997 (the "Report") as follows:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   The Registrant amends the information set forth in Items 7(a) and 7(b) of the Report and restates such items in their entirety as set forth below.

   (a)  Financial Statements of Business Acquired

                          REPORT OF INDEPENDENT ACCOUNTANTS


September 17, 1997

To the Board of Directors and Shareholder of Multi-Media Services, Inc.


In our opinion the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Multi-Media Services, Inc. at April 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP
Costa Mesa, California

MULTI-MEDIA SERVICES, INC.
BALANCE SHEET
APRIL 30, 1997 AND 1996
--------------------------------------------------------------------------------


                                                           1997         1996
ASSETS

Current assets:
  Cash                                                $   50,000    $  155,000
  Accounts receivable, net of allowance
    of $23,000 in 1997                                 1,783,000     1,645,000
  Income tax receivable                                   40,000
  Inventory                                              146,000       108,000
  Prepaid expenses and other assets                       19,000        30,000
  Deferred income taxes                                   49,000        33,000
                                                      ----------    ----------
  Total current assets                                 2,087,000     1,971,000

Property and equipment, net (Note 3)                   2,210,000     1,666,000
Deposits                                                  34,000        13,000
                                                      ----------    ----------
                                                      $4,331,000    $3,650,000
                                                      ----------    ----------
                                                      ----------    ----------

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
  Accounts payable                                    $  685,000    $  540,000
  Accrued expenses                                       174,000       145,000
  Sales tax payable                                       23,000        24,000
  Income taxes payable                                                   9,000
  Notes payable, current                                 735,000       185,000
  Note payable to shareholder                          1,509,000     1,462,000
                                                      ----------    ----------
    Total current liabilities                          3,126,000     2,365,000

Notes payable, net of current portion                    629,000       583,000
Deferred income taxes                                     60,000        62,000
                                                      ----------    ----------
                                                       3,815,000     3,010,000
                                                      ----------    ----------

Commitments (Note 6)

Shareholder's equity:
  Common stock, $1 par value, 75,000 shares
    authorized; 47,000 shares issued and
    outstanding                                           47,000        47,000
  Retained earnings                                      469,000       593,000
                                                      ----------    ----------
    Total shareholder's equity                           516,000       640,000
                                                      ----------    ----------
                                                      $4,331,000    $3,650,000
                                                      ----------    ----------
                                                      ----------    ----------


   The accompanying notes are an integral part of these financial statements.

MULTI-MEDIA SERVICES, INC.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE YEARS ENDED APRIL 30, 1997 AND 1996
--------------------------------------------------------------------------------


                                                            1997         1996

Sales                                                 $6,995,000    $5,941,000
Cost of sales                                          5,292,000     4,339,000
                                                      ----------    ----------
  Gross profit                                         1,703,000     1,602,000

Selling, general and administrative expense            1,701,000     1,333,000
                                                      ----------    ----------

Operating income                                           2,000       269,000
                                                      ----------    ----------

Interest expense                                         193,000       194,000
Interest income                                            2,000         1,000
                                                      ----------    ----------
(Loss) income before income taxes                       (189,000)       76,000

                                                      ----------    ----------
(Benefit) provision for income taxes                     (65,000)       43,000
                                                      ----------    ----------

Net (loss) income                                       (124,000)       33,000

Retained earnings, beginning of year                     593,000       560,000
                                                      ----------    ----------

Retained earnings, end of year                        $  469,000    $  593,000
                                                      ----------    ----------
                                                      ----------    ----------


   The accompanying notes are an integral part of these financial statements.

MULTI-MEDIA SERVICES, INC.
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED APRIL 30, 1997 AND 1996
--------------------------------------------------------------------------------

                                                            1997         1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                    $(124,000)   $   33,000
  Adjustments to reconcile net (loss) income
    to net cash provided by operations:
       Depreciation                                      630,000       557,000
       Provision for bad debts                            50,000
       Deferred income taxes                             (18,000)        7,000
    Changes in assets and liabilities:
       Accounts receivable                              (188,000)      104,000
       Inventory                                         (38,000)      (29,000)
       Prepaid expenses and other assets                  11,000         1,000
       Deposits                                          (21,000)
       Accounts payable                                  145,000        22,000
       Accrued expenses                                   29,000      (296,000)
       Sales tax payable                                  (1,000)        2,000
       Income taxes payable                              (49,000)        9,000
                                                       ---------    ----------
  Net cash provided by operating activities              426,000       410,000
                                                       ---------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment                                 (665,000)     (386,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
  New borrowings                                         400,000       832,000
  Loan repayments                                       (313,000)   (1,002,000)
  Net increase in note payable to shareholder             47,000       212,000
                                                       ---------    ----------
  Net cash provided by financing activities              134,000        42,000
                                                       ---------    ----------

Net (decrease) increase in cash                         (105,000)       66,000

Cash, beginning of year                                  155,000        89,000
                                                       ---------    ----------

Cash, end of year                                      $  50,000    $  155,000
                                                       ---------    ----------
                                                       ---------    ----------

SUPPLEMENTAL INFORMATION:
  Cash payments for:
    Interest                                           $ 190,000    $  192,000
    Income taxes                                       $   4,000    $   29,000

NON-CASH INVESTING AND FINANCING ACTIVITIES:
During the year ended April 30, 1997, long-term debt of $509,000 was incurred to purchase equipment and a vehicle.


   The accompanying notes are an integral part of these financial statements.

MULTI-MEDIA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 1997 AND 1996                                                   PAGE 1
--------------------------------------------------------------------------------

1.   THE COMPANY

     Multi-Media Services, Inc. (the Company) provides broadcast duplication, distribution and computerized storage services primarily to advertising agencies throughout the United States. The Company's principal administrative facility is located in Hollywood, California. Additional duplication and distribution facilities are located in Chicago, New York City and San Francisco.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUES AND RECEIVABLES. The Company records revenues and receivables at the time products are delivered to customers. Although sales and receivables are concentrated in the advertising industry, management believes credit risk is limited due to the financial stability of the customer base.

     CASH AND CASH EQUIVALENTS. The Company considers cash equivalents to be all highly liquid investments with an original maturity of three months or less.

     INVENTORIES. Inventories comprise raw materials, principally tape stock, and are stated at the lower of cost or market. Cost is determined using the average cost method.

     PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Expenditures for additions and major improvements are capitalized. Maintenance, repairs and minor improvements are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally five years. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives of the improvements or the remaining lease term.

     INCOME TAXES. Income taxes are provided for using the liability approach which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable expected tax rates. A valuation allowance is provided when it is more likely than not that some portion or all the deferred tax assets will not be realized.

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MULTI-MEDIA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 1997 AND 1996                                                   PAGE 2
--------------------------------------------------------------------------------

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:



                                                            1997         1996

    Automobiles                                      $   103,000   $    88,000
    Furniture and fixtures                               403,000       366,000
    Leasehold improvements                               665,000       554,000
    Dub center equipment                               4,859,000     3,960,000
    Computer network system                              185,000       188,000
                                                     -----------   -----------
                                                       6,215,000     5,156,000
    Less accumulated depreciation                     (4,005,000)   (3,490,000)
                                                     -----------   -----------
                                                     $ 2,210,000   $ 1,666,000
                                                     -----------   -----------
                                                     -----------   -----------

    Depreciation expense was $630,000 and $557,000 for the years ended April 30, 1997 and 1996, respectively.


4.  BANK LINE OF CREDIT

    The Company has a $400,000 revolving credit agreement with a bank. Amounts available pursuant to this agreement are secured by substantially all of the Company's assets. In addition, repayment of amounts borrowed is guaranteed by the Company's shareholder. Interest accrues at a rate of 9.25%.


5.  LONG-TERM DEBT AND NOTES PAYABLE

    NOTE PAYABLE TO RELATED PARTY
    The Company is obligated on a note payable to a shareholder, as described in Note 8.

    EQUIPMENT FINANCING
    The Company has financed the purchase of equipment through the issuance of notes payable to banks. These notes bear interest at rates ranging from 6.95% to 9.25% and are payable in monthly installments through April 2001.

MULTI-MEDIA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 1997 AND 1996                                                   PAGE 3
--------------------------------------------------------------------------------

    Annual maturities of long-term debt are as follows:

                   YEAR ENDED
                     APRIL 30,                      AMOUNT

                      1998                       $2,244,000
                      1999                          315,000
                      2999                          261,000
                      2001                           53,000
                                                 ----------
                                                 $2,873,000
                                                 ----------
                                                 ----------


6.  COMMITMENTS

    The Company leases office and production facilities in California, New York and Illinois with various lease expiration dates through 2005. Total rental expense was approximately $620,000 and $541,000 for the years ended April 30, 1997 and 1996, respectively.

    Approximate minimum annual rentals under these noncancellable operating leases are as follows:

                   YEAR ENDED
                     APRIL 30,                       AMOUNT

                      1998                       $  567,000
                      1999                          453,000
                      2000                          423,000
                      2001                          430,000
                      2002                          436,000
                   Thereafter                       769,000
                                                 ----------
                                                 $3,078,000
                                                 ----------
                                                 ----------

MULTI-MEDIA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 1997 AND 1996                                                   PAGE 4
--------------------------------------------------------------------------------


7.  INCOME TAXES

    The provision for income taxes is summarized as follows:

                                               YEAR ENDED APRIL 30,
                                              1997              1996

    Current tax (benefit) expense
         Federal                            $  (47,000)    $   31,000
         State                                                  5,000
                                            ----------     ----------
    Total current                              (47,000)        36,000
                                            ----------     ----------
                                            ----------     ----------

    Deferred tax (benefit) expense
         Federal                            $   (4,000)    $    6,000
         State                                 (14,000)         1,000
                                            ----------     ----------
    Total deferred                             (18,000)         7,000
                                            ----------     ----------
                                            $  (65,000)    $   43,000
                                            ----------     ----------
                                            ----------     ----------

    A reconciliation of income tax expense computed at the federal statutory rates to the Company's effective income tax expense is as follows:

                                                 YEAR ENDED APRIL 30,
                                                  1997           1996

    Tax expense at statutory rate           $  (64,000)    $   26,000
    State franchise tax, net of
     federal benefit                           (11,000)         5,000
    Meals and entertainment                     11,000         10,000
    Officer life insurance                       2,000          2,000
    Other                                       (3,000)
                                            ----------     ----------
                                            $  (65,000)    $   43,000
                                            ----------     ----------
                                            ----------     ----------

MULTI-MEDIA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 1997 AND 1996                                                   PAGE 5
--------------------------------------------------------------------------------



     The tax effect of net operating loss (NOL) and tax credit carryforwards and significant temporary differences between reported and taxable earnings that give rise to net deferred tax liabilities were as follows:

                                                       APRIL 30,
                                                  1997          1996

DEFERRED TAX ASSETS:
    Benefit from net operating loss
     carryforward                           $   14,000
    Tax credits                                 82,000     $   69,000
    Allowance for doubtful accounts              9,000
    Accrued vacation                            40,000         33,000
                                            ----------     ----------
         Gross deferred tax assets             145,000        102,000

    Valuation allowance                        (54,000)       (46,000)
                                            ----------     ----------

DEFERRED TAX LIABILITIES:
    Accumulated deprecation                    102,000         85,000
                                            ----------     ----------

         Gross deferred tax liabilities        102,000         85,000
                                            ----------     ----------

         Net deferred tax liabilities       $  (11,000)    $  (29,000)
                                            ----------     ----------
                                            ----------     ----------

    The remaining unutilized federal NOL carryforward was approximately $15,000 at April 30, 1997. Federal NOL carryforwards that have not been utilized expire in 2012. Tax credits of approximately 82,000 expire in varying amounts from 2008 through 2012. A valuation allowance is provided since it is more likely than not that the tax benefits of net operating loss carryforwards and certain tax credits will not be realized.

8.  RELATED PARTY TRANSACTIONS

    The Company leases its principal business facility in California from a shareholder of the Company. This lease provides for monthly payments of $19,000 through April 14, 2005. Rent expense on this lease, for the years ended April 30, 1997 and 1996, was $229,000.

    The Company is also obligated on a note payable to a shareholder. Interest is accrued and paid monthly at 8 percent. Principal and any unpaid interest are due on April 30, 1998. Interest expense on this note was $117,000 and $95,000 for the years ended April 30, 1997 and 1996, respectively.

MULTI-MEDIA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
APRIL 30, 1997 AND 1996                                                   PAGE 6
--------------------------------------------------------------------------------


9.   DEFINED CONTRIBUTION RETIREMENT PLANS

     The Company sponsors a profit sharing plan that covers substantially all eligible employees. Contributions to the plan are discretionary and are limited to 15% of aggregate annual compensation of the participating employees. There were no contributions for the years ended April 30, 1997 and 1996.

     During 1996 the Company established a 401(k) profit sharing plan. Company contributions are also discretionary and are limited to 4% of eligible wages. Company contributions for the year ended April 30, 1997 totaled $11,000.

10.  SALES TO MAJOR CUSTOMERS

     Sales to a single customer amounted to $1,129,000 and $1,284,000 for the years ended April 30, 1997 and 1996, respectively, which represented 16% and 22%, respectively, of total sales for the years then ended. Sales to another customer amounted to $700,000 for the year ended April 30, 1996, which represented 12% of total sales.

11.  SUBSEQUENT EVENT

     In July 1997, the Company's shareholder agreed to sell all outstanding shares of the Company's common stock, effective July 31, 1997, to VDI Media. As part of this transaction, VDI Media paid the outstanding principle and interest on the note payable to shareholder.

     During July 1997 the credit line available under the revolving credit agreement with the bank as described in Note 4 was increased to $600,000.

Item 7 (a) (2) Interim Period Financial Statements


                              Multi-Media Services, Inc.
                                    Balance Sheet

                                                     -------------
                                                     JUNE 30, 1997
                                                     -------------
                                                      (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                         $  129,000
      Accounts receivable, net                           1,782,000
      Inventories                                          146,000
      Deferred income taxes                                 49,000
      Prepaid expenses                                      53,000
                                                       -----------
            Total current assets                         2,159,000
Property and equipment, net                              2,194,000
Intangible and other assets                                 41,000
                                                       -----------
            Total assets                                 4,394,000
                                                       -----------
                                                       -----------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                  $  638,000
      Other accrued liabilities                            176,000
      Current portion of notes payable                     896,000
      Note payable to shareholder                        1,539,000
                                                       -----------
            Total current liabilities                    3,249,000
                                                       -----------

Deferred income taxes                                       60,000
Long-term portion of notes payable                         596,000

Shareholders' equity:
      Common stock                                          47,000
      Retained earnings                                    442,000
                                                       -----------
            Total shareholders' equity                     489,000
                                                       -----------

Total liabilities and shareholder's equity             $ 4,394,000
                                                       -----------
                                                       -----------

                               Statement of Operations

                For the Two Month Period Ending June 30, 1997 and 1996

                                                         1997          1996
                                                     -----------   ----------
                                                           (UNAUDITED)

Sales                                                $ 1,065,000   $  961,000
Cost of Sales                                            822,000      683,000
                                                     -----------   ----------
      Gross Profit                                       243,000      278,000
Marketing, general and administrative expenses           236,000      141,000
                                                     -----------   ----------
Income from operations                                     7,000      137,000
Interest expense                                          35,000       32,000
Other income                                               1,000
                                                     -----------   ----------
(Loss) income before income taxes                        (27,000)     105,000
Provision for income taxes                                             36,000
                                                     -----------   ----------
Net (loss) income                                    $   (27,000)  $   69,000
                                                     -----------   ----------
                                                     -----------   ----------

                              Multi-Media Services, Inc.

                               Statement of Cash Flows

                For the Two Month Period Ending June 30, 1997 and 1996

                                                         1997         1996
                                                     -----------   ----------
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income                                    (27,000)      69,000
    Adjustments to reconcile net (loss) income
      to net cash provided by operations:
         Depreciation                                    101,000       92,000
         Deferred income taxes                                         23,000
      Changes in assets and liabilities:
         Accounts receivable                               1,000       10,000
         Inventory                                                     14,000
         Prepaid expenses and other assets                 6,000       10,000
         Deposits                                         (7,000)      (8,000)
         Accounts payable                                (47,000)     (80,000)
         Accrued expenses                                (21,000)     (27,000)
                                                     -----------   ----------
    Net cash provided by operating activities              6,000      103,000
                                                     -----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                (85,000)     (36,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
    New borrowings                                       164,000
    Loan repayments                                      (36,000)     (28,000)
    Net increase in note payable to shareholer            30,000       (1,000)
                                                     -----------   ----------
    Net cash provided by (used for) financing
     activities                                          158,000      (29,000)
                                                     -----------   ----------

    Net increase in cash                                  79,000       38,000

    Cash, beginning of period                             50,000      155,000
                                                     -----------   ----------
    Cash, end of period                                  129,000      193,000
                                                     -----------   ----------
                                                     -----------   ----------

                              Multi-Media Services, Inc.
                        Notes to Interim Financial Statements

1. The financial statements included herein are based in part on estimates and include such adjustments (consisting solely of normal, recurring adjustments) which management believes are necessary for fair presentation of the financial position of Multi-Media Services Inc. (Multi-Media) at June 30, 1997 and the results of its operations and its cash flows for the two month periods ended June 30, 1997 and 1996. The financial statements and related notes have been prepared in accordance with generally accepted accounting principles applicable to interim periods. Consequently, they do not include all generally accepted accounting disclosures required for complete annual financial statements. These financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended April 30, 1997 contained in this current report on Form 8-K.

    The results of operations for the periods presented are not necessarily indicative of results to be expected for any subsequent fiscal year or interim period thereof.

2. On July 30, 1997, VDI Media acquired all of the outstanding shares of Multi-Media for a purchase price of $7.0 million less $1.7 million (the amount by which Multi-Media's management represented its liabilities, including long-term liabilities, exceeded its current assets as of June 30,
    1997), plus a post-closing adjustment based upon Multi-Media's closing financial statements. In addition, VDI Media may be required to pay, as an earn-out, up to $100,000, with respect to each quarter in the period commencing January 1, 1998 to December 31, 2004 in which Multi-Media achieves certain financial goals. Total earn-out payments can not exceed $2 million.

    (b)  Pro Forma Financial Information

The following unaudited pro forma financial statements give effect to the acquisition of Multi-Media. The unaudited pro forma combined balance sheet presents the combined financial position of the Company and Multi-Media at June 30, 1997 as if the Company had acquired Multi-Media on that date. Such pro forma information is based upon the unaudited historical balance sheet data of the Company and Multi-Media on June 30, 1997. The unaudited pro forma combined statements of operations for the six months ended June 30, 1997 and the most recently completed fiscal year ended December 31, 1996, reflect adjustments as if the transaction had occurred on January 1, 1996. The acquisition is being accounted for as a purchase.

The historical results of operations of Multi-Media for the three months ended March 31, 1997 have been included in both the pro forma statement of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996. In management's opinion, the inclusion of this three month period in both pro forma presentations does not materially impact the pro forma results. For the three month period ended March 31, 1997, Multi-Media had revenues of $1,962,000 and a net loss of $153,000.

The unaudited pro forma combined financial statements reflect the Company's allocation of the purchase price of approximately $5.3 million to the assets and liabilities of Multi-Media based upon the Company's current estimates of the relative values of the assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained, and differ from that used in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial information and related notes of Multi-Media, appearing in Item 7 (a) of this current report on Form 8-K and the historical financial statements, related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company for the year ended December 31, 1996, and the six months ended June 30, 1997, previously filed with the Securities and Exchange Commission. The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined companies.

PRO FORMA COMBINED BALANCE SHEET

The following unaudited pro forma combined balance sheet presents the combined financial position of the Company and Multi-Media as of June 30, 1997. Such unaudited pro forma information is based on the combined historical balance sheets of the Company and Multi-Media as of June 30, 1997, giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Financial Statements.



                                                                                 JUNE 30, 1997
                                                                                  (UNAUDITED)
                                                   -------------------------------------------------------------
                                                                                            PRO FORMA
                                                                                   -----------------------------
                                                                    MULTI-MEDIA
                                                      VDI MEDIA       SERVICES     ADJUSTMENTS          COMBINED
                                                   -------------    -----------    -----------         ---------
ASSETS
Current assets:
      Cash and cash equivalents                    $  10,747,000     $  129,000  $(6,860,000) (A),(B) $4,016,000
      Accounts receivable, net                         5,999,000      1,782,000                        7,781,000
      Other receivables                                    5,000                                           5,000
      Inventories                                        155,000        146,000                          301,000
      Deferred income taxes                                              49,000                           49,000
      Prepaid expenses                                   662,000         53,000                          715,000
                                                   -------------     ----------  -------------      ------------
            Total current assets                      17,568,000      2,159,000     (6,860,000)       12,867,000
Property and equipment, net                            5,448,000      2,194,000              -         7,642,000
Intangible and other assets                            2,338,000         41,000      4,832,000 (A)     7,211,000
                                                   -------------     ----------  -------------      ------------
            Total assets                              25,354,000      4,394,000     (2,028,000)       27,720,000
                                                   -------------     ----------  -------------      ------------
                                                   -------------     ----------  -------------      ------------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
      Accounts payable                              $  2,276,000     $  638,000                     $  2,914,000
      Other accrued liabilities                        1,794,000        176,000                        1,970,000
      Current portion of notes payable                    14,000        896,000                          910,000
      Note payable to shareholder                                     1,539,000     (1,539,000)  (B)           -
      Current portion of capitalized lease
       obligations                                       814,000                                         814,000
      Deferred income taxes                              185,000                             -           185,000
                                                   -------------     ----------  -------------      ------------
            Total current liabilities                  5,083,000      3,249,000     (1,539,000)        6,793,000
                                                   -------------     ----------  -------------      ------------

Deferred income taxes                                                    60,000                           60,000
Capitalized lease obligations, less current portion      855,000                                         855,000
Long-term portion of notes payable                                      596,000                          596,000

Shareholders' equity:
      Common stock                                    19,056,000         47,000        (47,000)  (A)  19,056,000
      Retained earnings                                  360,000        442,000       (442,000)  (A)     360,000
                                                   -------------     ----------  -------------      ------------
        Total shareholders' equity                    19,416,000        489,000       (489,000)       19,416,000
                                                   -------------     ----------  -------------      ------------
        Total liabilities and shareholders' equity $  25,354,000     $4,394,000  $  (2,028,000)     $ 27,720,000
                                                   -------------     ----------  -------------      ------------
                                                   -------------     ----------  -------------      ------------

PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the combined results of operations of the Company and Multi-Media for the year ended December 31, 1996 by combining the historical statement of operations of the Company for the year ended December 31, 1996 with the historical statement of operations of Multi-Media for the twelve months ended March 31, 1997, giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Financial Statements.

                                                      YEAR ENDED  TWELVE MONTHS
                                                        12/31/96  ENDED 3/31/97               PRO FORMA
                                                      ----------  -------------     -------------------------
                                                                   MULTI-MEDIA              (UNAUDITED)
                                                      VDI MEDIA     SERVICES        ADJUSTMENT        COMBINED
                                                    ------------  -------------     ----------      ------------
Sales                                               $ 24,780,000  $   6,974,000     $        -      $ 31,754,000
Cost of Sales                                         14,933,000      5,083,000       (339,000) (C)   19,677,000
                                                    ------------  -------------     ----------      ------------
       Gross Profit                                    9,847,000      1,891,000        339,000        12,077,000
Marketing, general and administrative expenses         5,720,000      1,716,000        242,000  (D)    7,678,000
                                                    ------------  -------------     ----------      ------------
Income from operations                                 4,127,000        175,000         97,000         4,399,000
Interest expense                                         291,000        188,000                          479,000
Other income                                              68,000          2,000                           70,000
                                                    ------------  -------------     ----------      ------------
Income (loss) before income taxes                      3,904,000        (11,000)        97,000         3,990,000
Provision (benefit) for income taxes                      68,000         (5,000)       136,000  (E)      199,000
                                                    ------------  -------------     ----------      ------------
Net income (loss)                                   $  3,836,000  $      (6,000)    $  (39,000)     $  3,791,000
                                                    ------------  -------------     ----------      ------------
                                                    ------------  -------------     ----------      ------------

Earnings per share                                  $       0.57                                    $       0.57
                                                    ------------                                    ------------
                                                    ------------                                    ------------
Weighted average number of shares                      6,694,503                                       6,694,503
                                                    ------------                                    ------------
                                                    ------------                                    ------------


          See accompanying Notes to Pro Forma Combined Financial Statements.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma combined statement of operations presents the combined results of operations of the Company and Multi-Media for the six months ended June 30, 1997 by combining the historical statements of operations of the Company and Multi-Media for the period, giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Financial Statements.



                                                        SIX MONTHS ENDED
                                                          JUNE 30, 1997                    PRO FORMA
                                                    ---------------------------     -------------------------
                                                                    MULTI-MEDIA
                                                      VDI MEDIA       SERVICES      ADJUSTMENT         COMBINED
                                                    ------------    -----------    -----------       -----------
Sales                                               $ 17,298,000    $ 3,643,000    $         -       $20,941,000
Cost of Sales                                         10,417,000      2,841,000       (181,000) (C)   13,077,000
                                                    ------------    -----------    -----------       -----------
      Gross Profit                                     6,881,000        802,000        181,000         7,864,000
Marketing, general and administrative expenses         4,236,000      1,100,000        121,000  (D)    5,457,000
                                                    ------------    -----------    -----------       -----------
Income (loss) from operations                          2,645,000       (298,000)        60,000         2,407,000
Interest expense                                         165,000        110,000                          275,000
Other income                                             151,000          2,000                          153,000
                                                    ------------    -----------    -----------       -----------
Income (loss) before income taxes                      2,631,000       (406,000)        60,000         2,285,000
Provision (benefit) for income taxes                     942,000       (130,000)        72,000 (E)       884,000
                                                    ------------    -----------    -----------       -----------
Net income (loss)                                   $  1,689,000    $  (276,000)   $   (12,000)      $ 1,401,000
                                                    ------------    -----------    -----------       -----------
                                                    ------------    -----------    -----------       -----------

Earnings per share                                  $       0.20                                     $      0.16
                                                    ------------                                     -----------
                                                    ------------                                     -----------
Weighted average number of shares                      8,551,333                                       8,551,333
                                                    ------------                                     -----------
                                                    ------------                                     -----------



          See accompanying Notes to Pro Forma Combined Financial Statements.


NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The historical results of operations of Multi-Media for the three months ended March 31, 1997 have been included in both the pro forma statement of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996. In management's opinion, the inclusion of this three month period in both pro forma presentations does not materially impact the pro forma results. For the three month period ended March 31, 1997, Multi-Media had revenues of $1,962,000 and a net loss of $153,000.

The following significant adjustments were made to the historical balance sheets of the Company and Multi-Media at June 30, 1997 or historical statements of operations of the Company and Multi-Media, as applicable, to arrive at the pro forma combined balance sheet and pro forma combined statements of operations:

    (A) Pro forma adjustments have been made to (i) record estimated goodwill of $4.8 million equal to the excess of the initial consideration over the fair market value assigned to specific assets less liabilities assumed,
    (ii) eliminate the equity of Multi-Media and (iii) reflect the use of available cash to purchase Multi-Media.

    (B) Pro forma adjustments have been made to cash and current portion of notes payable to reflect the repayment of the note payable to the former shareholder of Multi-Media made at the closing of the acquisition in accordance with the purchase agreement.

    (C) A pro forma adjustment has been made to cost of sales to reflect a reduction for salaries of employees terminated in connection with the acquisition of Multi-Media which were effected immediately thereafter. The related severance costs were not significant.

    (D) A pro forma adjustment has been made to marketing, general and administrative expenses to reflect the amortization over 20 years of the goodwill related to the acquisition of Multi-Media.

    (E) A pro forma adjustment has been made to reflect the income tax effects of the pro forma adjustments described above.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf, the undersigned, thereunto duly authorized, in Los Angeles, California on October 13, 1997.

Date:  October 13, 1997                VDI Media



                                       By: /s/ Donald Stine
                                           -------------------------------
                                           Name: Donald Stine
                                           Title: Chief Financial Officer